UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005 (February 17, 2005)

Glimcher Realty Trust (Exact Name of Registrant as Specified in Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

          During fiscal years 2003 and 2002, the Company increased its provision for doubtful accounts to address the finalization of the billings for the tenant’s share of common area maintenance (CAM), real estate taxes and other recoverable expenditures incurred in prior years. Our process for recording the tenant reimbursement for CAM, real estate taxes and recoverable expenditures was evaluated at that time and improvements were made to the process to reduce the risk of significant adjustments in future periods. In connection with a review by the Securities and Exchange Commission (the “SEC”) of the Company’s Form 10-K for the year ended December 31, 2003, we reviewed our accounting for these adjustments. Based upon their significance, we have determined that these charges should have reduced the tenant reimbursement revenue recognized in prior years.

          Accordingly, on February 17, 2005, the Audit Committee and management of Glimcher Realty Trust concluded that its previously filed financial statements for fiscal years 2001 through 2003 should be restated to correct the timing by reflecting the adjustments as reduction to tenant reimbursement revenue recognized in prior years. The Company’s management currently believes the restatement will increase net income by $9.1 million ($0.26 per diluted share) for the year ended December 31, 2003, and decrease net income by $2.7 million ($0.08 per diluted share) and $6.4 million ($0.23 per diluted share) for the years ended December 31, 2002 and 2001, respectively.

          The restated financial statements for 2003 and 2002 along with restated selected financial information for 2001 will be included in the Company’s fiscal year 2004 Form 10-K. Accordingly, the 2003, 2002 and 2001 financial statements contained in the Company’s prior filings with the SEC should no longer be relied upon.

          The Audit Committee of the Company’s Board of Trustees and management have discussed this matter with BDO Seidman, LLP, our independent registered public accounting firm and they are in agreement with the restatement.

          Management currently believes that the adjustment that has given rise to this restatement does not represent a material weakness, as the process for recording tenant reimbursement revenue was corrected during 2003 and the restatement has no impact on net income for fiscal year 2004.

          The Company issued a press release disclosing that it will restate the financial statements for the fiscal years ended December 31, 2001 through 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	99.1	Press Release of Glimcher Realty Trust, dated February 22, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: February 22, 2005	/s/ Mark E. Yale
Mark E. Yale Senior Vice President and Chief Financial Officer (Principal Accounting Officer)